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                                                                    EXHIBIT 23.3

Genome Therapeutics Corp.
100 Beaver Street
Waltham, Massachusetts 02154

Re:  Genome Therapeutics Corp.
     Registration Statement on Form S-3

Dear Sirs:

     We hereby consent to the use of our name under the caption "Experts" in Genome Therapeutics Corp.'s Registration Statement on Form S-3 and in the related prospectus.

                                           Very truly yours,

                                            /s/ Lahive & Cockfield
                                            ....................................
                                            Lahive & Cockfield

February 15, 1996